Name of Subsidiary                        State of Incorporation or Formation
Shopko Note Holding, LLC                    Delaware
SMTA Financing JV, LLC                    Delaware
SMTA Shopko Holdings, LLC                    Delaware
SMTA Shopko Mezz Borrower, LLC                Delaware
SMTA Shopko Mortgage Pledgor, LLC                Delaware
SMTA Shopko Portfolio 1, LLC                    Delaware
SMTA SPE Env Prop, LLC                    Delaware
SMTA SPE Manager, LLC                    Delaware
SMTA TN Property Holdings, LLC                Delaware
Spirit AS Katy TX, LP                        Delaware
Spirit IM Katy TX, LLC                    Delaware
Spirit Master Funding II, LLC                    Delaware
Spirit Master Funding III, LLC                    Delaware
Spirit Master Funding VI, LLC                    Delaware
Spirit Master Funding VIII, LLC                Delaware
Spirit Master Funding XI, LLC                    Delaware
Spirit Master Funding, LLC                    Delaware
Spirit MTA REIT, L.P.                        Delaware
Spirit MTA OP Holdings, LLC                    Delaware
Spirit MTA SubREIT, Inc.                    Maryland
Spirit SPE Crown 2014-1, LLC                    Delaware
Spirit SPE Portfolio 2006-1, LLC                Delaware
Spirit SPE Portfolio 2006-2, LLC                Delaware
Spirit SPE Portfolio 2006-3, LLC                Delaware
Spirit SPE Portfolio 2012-5, LLC                 Delaware